EXHIBIT 23.1

National Companies, Inc.
4350 Oakes Rd., Suite 512
Davie, Florida 33314
(954) 584-5080

INDEPENDENT PUBLIC ACCOUNTANTS

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement of National Companies, Inc. on Form SB-2 of our report dated December 31, 2000 and June 30, 2001 on the financial statements of the company, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in such Prospectus.

         /s/ Robert Jarkow
         ----------------------------
         Robert Jarkow

         Certified Public Accountant

3111 North Andrews Avenue
Fort Lauderdale, Florida 33309
(954) 630-9070
October 16, 2001